Exhibit 10.8

WORK ORDER NO. 9

THIS WORK ORDER NO. 9 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Analytical Services:

•                  Bridging study stability: Price: 15,795€

•                  Mixing study: Price 3,625€

•                  LC/MS sequencing validation: Price 7,100€

•                  Dispensing of 2.5g of lot 7AL1 in aliquots of 50 mg (10 vials) and 100mg (15 vials): Price 2,185€

Manufacture of beta-asp-10 degradant

Following forced degradation of Lot 3AL1 via heating, Manufacturer will purify via HPLC to obtain approximately 1.5g of the beta-asp-10 degradant.

•                  Utilization of 21.9g net peptide weight of 3AL1 (Lonza owned material): Price 1750€/g

Total: 38,325€

•                  Purification and analysis: 23,275€

Radius shall place purchase orders with Manufacturer in accordance with Work Order 9, and the work will be initiated upon Manufacturer’s acceptance of the PO.

The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Debra Sponholtz, Director, Sales and Business Development, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.  With the exception of the price for the starting material 3AL1 which will be invoiced in total (€38,325) upon signature of this Work Order, Radius will be invoiced 50% of the Services upon signature of this WO (€25,990) and 50% upon completion of each respective activity set forth above. The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €90,305.

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Work Order.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ G. Williams	By	ppa /s/ M. Maskus

Print Name	G. Williams	Print Name	M. Maskus
Title	Chief Development Officer	Title	Assoc. Director Comm Develop
Date	29 April 2015	Date	07-May-2015

		By	ppa /s/ N. Zieger

Approved by BGL,		Print Name	Nadia Zieger
Lonza Legal Dept.		Title	Senior Legal Counsel
		Date	6 May 2015